Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES FIRST QUARTER RESULTS

Focus remains on continued execution against strategic priorities, as well as swift and deliberate actions to prioritize safety and effectively serve customers and communities

Highlights

•	Net loss of $5.2 million for the first quarter of 2020 or $0.78 diluted loss per share for the first quarter 2020
•	Net interest income decreased $740,000 during first quarter 2020 due to actions by the Federal Reserve in response to COVID-19
•	Goodwill impairment of $5.0 million or $0.74 per diluted share
•	COVID-19 qualitative adjustment of $2.0 million recognized through provision for loan losses for the first quarter 2020
•	Write-down on other real estate owned of $1.4 million during the first quarter 2020
•	Average loans sold and serviced increased $5.4 million and loan fees as a percentage of average loans sold and serviced increased 0.02% to 0.98% during the first quarter 2020
•	Client deposits (demand deposits, NOW, savings, money market accounts, and certificates of deposit) decreased $43.9 million or 5.3% largely due to seasonal fluctuations since December 31, 2019
•	Substandard loans decreased $14.3 million since December 31, 2019 due to $13.6 million in upgrades to watch
•	Submitted $104 million in Small Business Administration Paycheck Protection Loan applications which have been approved through April 29, 2020
•	Capital ratios remain strong with a Total Risk-Based Capital ratio of 18.0% and Tier 1 Leverage of 14.9%

Manitowoc, Wisconsin, April 30, 2020 — County Bancorp, Inc. (the “Company”; Nasdaq: ICBK), the holding company of Investors Community Bank (the “Bank”), a community bank headquartered in Manitowoc, Wisconsin, today reported results for the first quarter of 2020.  Net loss was $5.2 million, or $0.78 diluted loss per share, for the first quarter of 2020, compared to net income of $3.8 million, or $0.54 diluted earnings per share, for the first quarter of 2019.  Net loss included a $5.0 million goodwill impairment charge as a result of the uncertainty related to COVID-19 and its potential impact on future earnings, as well as overall bank valuations.  Excluding that charge, diluted loss would have been $0.04 per share.

Tim Schneider, President of County Bancorp, Inc., noted, “As a result of the swift and decisive actions we took in response to the pandemic, there were several pushes and pulls to our financials this quarter.  Those included a goodwill impairment primarily related to market changes, the addition of approximately $2.0 million in provisions for loan losses and some increased margin compression due to the impact of the pandemic, and a $1.4 million write-down on one OREO property due to an updated appraised value.  We also recently updated our capital stress testing and it showed that we have more than sufficient capital to maintain our well-capitalized status in a severe adverse stress scenario. Out of an abundance of caution, we have started to extend out our wholesale funding maturities to better manage future liquidity risk and rates up scenarios.”

Schneider continued, “We prioritized our team’s safety and now have the large majority of our team working efficiently from their home offices, and have closed all locations except the drive-thrus at three of our branch locations.  Even with these disruptions, I am so proud of how our team came together and continued to safely and effectively serve our clients. Through April 29, 2020, we have processed 812 Paycheck Protection Loans (“PPP”) through the SBA applications, totaling $104 million and representing almost 13,000 jobs protected.  Our team is prepared to weather any future temporary disruptions that the pandemic may cause to our business operations and those of our customers.  Our capital ratios remain strong and we will continue to stay balanced in our capital allocation approach, which includes a continuation of our current dividend payout and common stock buyback plan.  Of note, during the first quarter, we were able to purchase 256,000 shares of common stock.”

Loans and Securities

Total loans decreased $23.3 million, or 2.3%, during the first quarter of 2020 and $170.5 million year-over-year, or 14.4%, to $1.0 billion.  The decrease in total loans in the first quarter of 2020 was due to loan paydowns and a continued focus on selling loans in the secondary market.  The decrease in total loans year-over-year was the result of a continued focus on long-term liquidity.  Loan participations the Company continued to service were $747.6 million at March 31, 2020, a decrease of $4.2 million or 0.6% compared to the fourth quarter of 2019, but an increase of $72.3 million, or 10.7%, year-over-year.  By increasing the amount of loans participated, the Company has been reducing credit risk from its balance sheet and increasing non-interest revenue streams.

During the first quarter of 2020, investments increased $87.4 million, or 55.1%, compared to December 31, 2019 due to deploying cash into securities.

Deposits

Total deposits at March 31, 2020 were $1.0 billion, a decrease of $81.5 million, or 7.4%, sequentially and $156.3 million, or 13.3%, year-over-year.  Client deposits (demand deposits, NOW accounts, savings accounts, money market accounts, and certificates of deposit) decreased $43.9 million, or 5.3%, sequentially and increased $32.1 million, or 4.2%, year-over-year.  The decrease in client deposits from the sequential quarter was driven by the timing of farmer milk check deposits in December 2019, as well as overall declines in money market account balances across all product lines.

During the first quarter of 2020, the Company took advantage of the Federal Reserve Bank’s interest rate cuts and increased borrowings from FHLB by $65.0 million, with an average rate of 0.77%.  The Company’s overall focus remains on funding loan growth with client deposits; however, these borrowings help reduce interest rate risk and our lower cost of funds.  Due to the increases in loan participations and client deposit growth discussed above, the Company decreased its dependence on brokered deposits and national certificates of deposit to $228.3 million at March 31, 2020.  This represents a decrease of $188.5 million, or 45.2%, from March 31, 2019.

Net Interest Income and Margin

•

Net interest margin decreased both sequentially and year-over-year, due to actions taken by the Federal Reserve Bank related to COVID-19 during the first quarter of 2020 and the resulting decrease in rates across the yield curve.

•	Interest income on investment securities increased in the linked quarter, due to shifting balances from interest-bearing deposits with banks to investment securities.
•	Loan interest income decreased in the both linked and year-over-year periods as a result of the previously mentioned shift from loans held on balance sheet to loans sold and serviced.
•

Interest expense on savings, NOW, money market, and interest checking accounts decreased despite the increase in average balance both in the linked quarter and year-over year due to the market driven drop in interest rates which contributed to an overall lower cost of funds.

•

Interest expense on time deposits decreased in the linked quarter due to the Company’s continued focus on shifting away from brokered time deposit balances for funding. Year-over-year, time deposits also decreased due to the Company’s shift away from wholesale funding.

•

Interest expense on FHLB advances increased in the linked quarter due to the overall increase in volume this quarter as FHLB advance rates were more competitive than other forms of wholesale funding. Year-over-year, FHLB advances interest expense decreased due to the Company’s shift away from wholesale funding.

The table below presents the effects of changing rates and volumes on net interest income for the periods indicated.

	Three Months Ended March 31, 2020 v. Three Months Ended December 31, 2019			Three Months Ended March 31, 2020 v. Three Months Ended March 31, 2019
	Increase (Decrease) Due to Change in Average			Increase (Decrease) Due to Change in Average
	Volume	Rate	Net	Volume	Rate	Net
	(dollars in thousands)
Interest Income:
Investment securities	$239	$(57)	$182	$24	$(96)	$(72)
Loans	(415)	(694)	(1,109)	(2,211)	(708)	(2,919)
Federal funds sold and interest-bearing deposits with banks	(150)	(67)	(217)	(144)	104	(40)
Total interest income	(326)	(818)	(1,144)	(2,331)	(700)	(3,031)
Interest Expense:
Savings, NOW, money market and interest checking	$35	$(137)	$(102)	$188	$(599)	$(411)
Time deposits	(264)	(68)	(332)	(1,135)	469	(666)
Other borrowings	3	(1)	2	(1)	1	-
FHLB advances	39	(22)	17	(157)	(63)	(220)
Junior subordinated debentures	—	11	11	4	24	28
Total interest expense	$(187)	$(217)	$(404)	$(1,101)	$(168)	$(1,269)
Net interest income	$(139)	$(601)	$(740)	$(1,230)	$(532)	$(1,762)

The following tables set forth average balance sheets, average yields and rates, and income and expenses for the period indicated.

	For the Three Months Ended
	March 31, 2020			December 31, 2019			March 31, 2019
	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates	Average Balance (1)	Income/ Expense	Yields/ Rates
	(dollars in thousands)
Assets
Investment securities	$196,353	$1,289	2.63%	$159,202	$1,106	2.78%	$192,963	$1,361	2.82%
Loans (2)	1,028,637	12,582	4.89%	1,061,432	13,691	5.16%	1,207,240	15,501	5.14%
Interest bearing deposits due from other banks	60,825	225	1.48%	98,848	441	1.79%	36,227	264	2.91%
Total interest-earning assets	$1,285,815	$14,096	4.39%	$1,319,482	$15,238	4.62%	$1,436,430	$17,126	4.77%
Allowance for loan losses	(15,330)			(14,868)			(17,005)
Other assets	84,461			77,934			78,654
Total assets	$1,354,946			$1,382,548			$1,498,079

Liabilities
Savings, NOW, money market, interest checking	$334,740	$774	0.92%	$322,629	$876	1.09%	$295,418	$1,184	1.60%
Time deposits	613,753	3,574	2.33%	658,864	3,905	2.37%	797,476	4,240	2.13%
Total interest-bearing deposits	$948,493	$4,348	1.83%	$981,493	$4,781	1.95%	$1,092,894	$5,424	1.99%
Other borrowings	1,259	11	3.49%	799	9	4.60%	844	11	5.27%
FHLB advances	56,708	233	1.65%	44,400	216	1.95%	92,900	453	1.95%
Junior subordinated debentures	44,871	706	6.29%	44,839	694	6.19%	44,606	678	6.08%
Total interest-bearing liabilities	$1,051,331	$5,298	2.02%	$1,071,531	$5,700	2.13%	$1,231,244	$6,566	2.13%
Non-interest bearing deposits	113,351			123,541			101,532
Other liabilities	16,877			16,749			11,362
Total liabilities	$1,181,559			$1,211,821			$1,344,138

Shareholders' equity	173,387			170,727			153,941
Total liabilities and equity	$1,354,946			$1,382,548			$1,498,079

Net interest income		$8,798			$9,538			$10,560
Interest rate spread (3)			2.37%			2.49%			2.64%
Net interest margin (4)			2.74%			2.89%			2.94%
Ratio of interest-earning assets to interest-bearing liabilities	1.22			1.23			1.17
(1)	Average balances are calculated on amortized cost.
(2)	Includes loan fee income, nonaccruing loan balances, and interest received on such loans.
(3)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Non-Interest Income

•

Loan servicing income increased in the linked quarter due to a 0.02% increase in loan servicing fees income spread during Q1 2020. Year-over-year, loan servicing fees increased due to a 0.07% increase in loan servicing fee spread and an increase in loans serviced.

•

Loan servicing right origination income decreased in the linked quarter due to the decreases in loans sold and serviced; however, the loan servicing rights as a percent of loans serviced increased by 4.6% due to our election to switch to fair value accounting versus amortized cost to better reflect shareholder value and the value of future revenue streams.

•	Other income decreased year-over-year due to a reduction of the allowance for unused commitments of $0.5 million during Q1 2019.
	For the Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands)
Non-Interest Income
Service charges	$342	$549	$348	$407	$353
Gain (loss) on sale of loans, net	38	34	87	26	(1)
Loan servicing fees	1,831	1,778	1,677	1,563	1,519
Loan servicing right origination	289	1,146	1,741	346	228
Income on OREO	—	54	10	40	26
Gain on sale of securities	—	—	—	341	—
Other	203	161	171	164	625
Total non-interest income	$2,703	$3,722	$4,034	$2,887	$2,750

	For the Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands)
Loan servicing rights, beginning of period	$12,509	$11,362	$9,621	$9,275	$9,047
Changes in loan servicing rights:
Additions related to new loans	505	1,812	2,276	843	621
Impairment due to prepayment	(142)	(296)	(198)	(190)	(73)
Amortization of existing asset	(73)	(632)	(584)	(554)	(550)
Reduction of valuation allowance	—	263	247	247	230
Addition due to change in accounting principle	3,412	—	—	—	—
Total loan servicing right origination income	3,702	1,147	1,741	346	228
Loan servicing rights, end of period	$16,211	$12,509	$11,362	$9,621	$9,275
Loans serviced, end of period	747,553	751,738	736,823	695,629	675,268
Loan servicing rights as a % of loans serviced	2.17%	1.66%	1.54%	1.38%	1.37%

Total loan servicing fees	$1,831	$1,778	$1,677	$1,563	$1,519
Average loans serviced	749,646	744,281	716,226	685,449	668,263
Annualized loan servicing fees as a % of average loans serviced	0.98%	0.96%	0.94%	0.91%	0.91%

Non-Interest Expense

•	The write down of OREO in Q1 2020 was the result of an updated appraisal on a retail shopping center.
•	The goodwill impairment in Q1 2020 was due to the anticipated reduction in future earnings and a decrease in bank trading multiples resulting from COVID-19.
•	The decrease in employee compensation and benefits expense in the linked quarter was the result of higher incentive compensation expense during Q4 2019.
•

The year-over-year increase in employee compensation and benefits expense was the result of a 5.1% increase in headcount and a $0.3 million increase in payroll taxes and options expense related to the 2019 incentive compensation that was paid during the first quarter of 2020.

•

The decrease in other non-interest expense in the linked quarter is the result of an impairment that was recognized in Q4 2019 for an investment in a historical tax credit project that did not recur in Q1 2020.

	For the Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands, except per share data)
Non-Interest Expense
Employee compensation and benefits	$5,260	$5,696	$4,735	$4,199	$4,482
Occupancy	354	417	313	283	389
Information processing	670	645	683	591	563
Professional fees	401	371	483	417	399
Business development	366	335	351	347	325
OREO expenses	116	59	57	121	51
Writedown of OREO	1,360	376	—	250	—
Net loss (gain) on sale of OREO	4	(231)	160	9	(136)
Depreciation and amortization	301	319	319	328	337
Goodwill impairment	5,038	—	—	—	—
Other	1,148	2,278	567	901	895
Total non-interest expense	$15,018	$10,265	$7,668	$7,446	$7,305

Asset Quality

•

The decrease in substandard loans and the adverse classified asset ratio in the linked quarter were primarily due to the improved milk prices in 2019 and 2020 prior to the COVID-19 pandemic which caused the average 12-month future price of Class III milk to drop by 17.8% on the Chicago Mercantile Exchange from December 31, 2019 to March 31, 2020.

	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands)
Loans by risk category(1):
Sound/Acceptable/Satisfactory/ Low Satisfactory	$706,247	$724,444	$771,567	$837,094	$896,933
Watch	219,459	216,098	202,615	175,995	180,419
Special Mention	15,036	9,239	9,346	25,254	4,501
Substandard Performing	34,179	49,774	71,133	83,992	70,060
Substandard Impaired	37,515	36,218	26,106	25,497	31,050
Total loans	$1,012,436	$1,035,773	$1,080,767	$1,147,832	$1,182,963
Adverse classified asset ratio (2)	32.35%	39.85%	45.67%	53.21%	48.59%
(1)	Troubled debt restructurings are presented in their internal risk rating category rather than reclassified to substandard impaired. Prior quarters have been reclassified to reflect this change.
(2)	This is a non-GAAP financial measure. A reconciliation to GAAP is included at the end of this earnings release.

Non-Performing Assets

•

Non-performing assets decreased in the linked quarter by $1.2 million. Year-over-year, non-performing assets increased due to a $7.8 million increase in non-accrual agricultural loans, which was partially offset by a $1.6 million improvement in commercial non-accrual loans and a $1.8 million decrease in OREO properties.

•

A provision for loan losses of $2.2 million was recorded for the three months ended March 31, 2020 compared to a provision of $0.8 million for the three months ended March 31, 2019.  The increase in provision is the result of the additional qualitative factor of $2.0 million related to customers that are at a higher risk of being impacted by COVID-19 based on the information currently known.  We will continue to evaluate the impact of COVID-19 and the unprecedented Federal support of small businesses as we estimate provisions in future periods.

	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands)
Non-Performing Assets:
Nonaccrual loans	$32,051	$30,968	$20,776	$20,096	$25,880
Other real estate owned	3,247	5,521	7,252	8,693	5,019
Total non-performing assets	$35,298	$36,489	$28,028	$28,789	$30,899

Performing TDRs not on nonaccrual	$21,853	$21,784	$28,520	$28,892	$21,111

Non-performing assets as a % of total loans	3.49%	3.52%	2.59%	2.51%	2.61%
Non-performing assets as a % of total assets	2.61%	2.65%	1.98%	1.94%	2.07%
Allowance for loan losses as a % of total loans	1.73%	1.47%	1.39%	1.42%	1.48%
Net charge-offs (recoveries) quarter- to-date	$(62)	$(253)	$39	$2,111	$(236)

Conference Call

The Company will host an earnings call tomorrow, May 1, 2020, at 8:30 a.m., CDT, conducted by Timothy J. Schneider, President, and Glen L. Stiteley, CFO.  The earnings call will be broadcast over the Internet on the Company’s website at Investors.ICBK.com.  In addition, you may listen to the Company’s earnings call via telephone by dialing (844) 835-9984.  Investors should visit the Company’s website or call in to the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until May 1, 2021, by visiting the Company’s website at Investors.ICBK.com/QuarterlyResults.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and its wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches it has developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  It also serves business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Its customers are served from its full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and its loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes "forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in the Company’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com

County Bancorp, Inc. Consolidated Financial Summary (Unaudited)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands, except per share data)
Period-End Balance Sheet:
Assets
Cash and cash equivalents	$21,545	$129,011	$120,845	$116,251	$62,426
Securities available for sale, at fair value	246,148	158,733	154,962	158,561	192,210
Loans held for sale	14,388	2,151	4,192	7,448	2,750
Agricultural loans	642,066	659,725	673,742	713,602	722,107
Commercial loans	325,310	331,723	360,132	383,542	403,490
Multi-family real estate loans	42,198	41,070	43,487	46,683	52,974
Residential real estate loans	2,753	2,888	3,183	3,753	4,172
Installment and consumer other	109	367	223	252	220
Total loans	1,012,436	1,035,773	1,080,767	1,147,832	1,182,963
Allowance for loan losses	(17,547)	(15,267)	(15,065)	(16,258)	(17,493)
Net loans	994,889	1,020,506	1,065,702	1,131,574	1,165,470
Other assets	78,004	68,378	69,263	70,812	68,532
Total Assets	$1,354,974	$1,378,779	$1,414,964	$1,484,646	$1,491,388

Liabilities and Shareholders' Equity
Demand deposits	$117,434	$138,489	$117,224	$111,022	$101,434
NOW accounts and interest checking	64,873	63,781	56,637	54,253	49,902
Savings	6,566	15,708	6,981	6,621	6,210
Money market accounts	237,889	242,539	248,608	239,337	225,975
Time deposits	364,930	375,100	388,759	387,899	376,034
Brokered deposits	161,882	166,340	206,474	256,475	269,917
National time deposits	66,386	99,485	118,070	149,570	146,805
Total deposits	1,019,960	1,101,442	1,142,753	1,205,177	1,176,277
FHLB advances	109,400	44,400	44,400	59,400	100,400
Subordinated debentures	44,896	44,858	44,820	44,781	44,742
Other liabilities	15,672	16,050	14,239	12,564	11,952
Total Liabilities	1,189,928	1,206,750	1,246,212	1,321,922	1,333,371

Shareholders' equity	165,046	172,029	168,752	162,724	158,017
Total Liabilities and Shareholders' Equity	$1,354,974	$1,378,779	$1,414,964	$1,484,646	$1,491,388

Stock Price Information:
High - Quarter-to-date	$27.19	$27.98	$20.99	$18.92	$19.69
Low - Quarter-to-date	$13.55	$18.76	$16.80	$16.24	$16.74
Market price - Quarter-end	$18.50	$25.63	$19.62	$17.09	$17.60
Book value per share	$24.17	$24.32	$23.89	$23.03	$22.36
Tangible book value per share (1)	$24.15	$23.58	$23.10	$22.23	$21.54
Common shares outstanding	6,496,790	6,734,132	6,727,908	6,717,908	6,709,254
(1)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	For the Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands, except per share data)
Selected Income Statement Data:
Interest and Dividend Income
Loans, including fees	12,582	$13,691	$15,030	$15,484	$15,501
Taxable securities	1,282	1,106	1,117	1,177	1,186
Tax-exempt securities	6	—	—	82	175
Federal funds sold and other	225	442	612	465	264
Total interest and dividend income	14,095	15,239	16,759	17,208	17,126

Interest Expense
Deposits	4,347	4,781	5,574	5,678	5,424
FHLB advances and other borrowed funds	244	225	246	415	464
Subordinated debentures	706	695	687	683	678
Total interest expense	5,297	5,701	6,507	6,776	6,566
Net interest income	8,798	9,538	10,252	10,432	10,560
Provision for loan losses	2,218	(51)	(1,154)	876	752
Net interest income after provision for loan losses	6,580	9,589	11,406	9,556	9,808

Non-Interest Income
Services charges	342	549	348	407	353
Gain (loss) on sale of loans, net	38	34	87	26	(1)
Loan servicing fees	1,831	1,778	1,677	1,563	1,519
Loan servicing right origination	289	1,146	1,741	346	228
Income on OREO	—	54	10	40	26
Gain on sale of securities	—	—	—	341	—
Other	203	161	171	164	625
Total non-interest income	2,703	3,722	4,034	2,887	2,750

Non-Interest Expense
Employee compensation and benefits	5,260	5,696	4,735	4,199	4,482
Occupancy	354	417	313	283	389
Information processing	670	645	683	591	563
Professional fees	401	371	483	417	399
Business development	366	335	351	347	325
OREO expenses	116	59	57	121	51
Writedown of OREO	1,360	376	—	250	—
Net loss (gain) on sale of OREO	4	(231)	160	9	(136)
Depreciation and amortization	301	319	319	328	337
Goodwill impairment	5,038	—	—	—	—
Other	1,148	2,278	567	901	895
Total non-interest expense	15,018	10,265	7,668	7,446	7,305
Income before income taxes	(5,735)	3,046	7,772	4,997	5,253
Income tax expense	(547)	(258)	2,090	1,293	1,491
NET INCOME	$(5,188)	$3,304	$5,682	$3,704	$3,762

Basic	$(0.79)	$0.47	$0.82	$0.53	$0.54
Diluted	$(0.78)	$0.47	$0.82	$0.53	$0.54
Dividends declared	$0.07	$0.05	$0.05	$0.05	$0.05

	For the Three Months Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands, except share data)
Other Data:
Return on average assets(1)	(1.53)%	0.96%	1.57%	1.00%	1.00%
Return on average shareholders' equity(1)	(11.97)%	7.74%	13.73%	9.24%	9.78%
Return on average common shareholders' equity (1)(2)	(12.81)%	7.83%	14.14%	9.41%	9.99%
Efficiency ratio (1)(2)	74.92%	76.32%	52.55%	55.38%	55.91%
Tangible common equity to tangible assets (2)	11.58%	11.54%	11.03%	10.10%	9.73%

Common Share Data:
Net income from continuing operations	$(5,188)	$3,304	$5,682	$3,704	$3,762
Less: Preferred stock dividends	108	117	120	118	117
Income available to common shareholders	$(5,296)	$3,187	$5,562	$3,586	$3,645

Weighted average number of common shares issued	7,182,945	7,173,290	7,168,785	7,159,072	7,153,174
Less: Weighted average treasury shares	518,740	443,920	443,920	443,920	443,729
Plus: Weighted average non- vested restricted stock units	39,785	32,125	32,125	30,483	16,260
Weighted average number of common shares outstanding	6,703,990	6,761,495	6,756,990	6,745,635	6,725,705
Effect of dilutive options	49,072	44,630	19,160	20,731	21,323
Weighted average number of common shares outstanding used to calculate diluted earnings per common share	6,753,062	6,806,125	6,776,150	6,766,366	6,747,028

(1)	Annualized
(2)	This is a non-GAAP financial measure. A reconciliation to GAAP is included below.

	For the Three Months Ended
Non-GAAP Financial Measures:	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands)
Return on average common shareholders' equity reconciliation(1):
Return on average shareholders' equity	(11.97)%	7.74%	13.73%	9.24%	9.78%
Effect of excluding average preferred shareholders' equity	(0.84)%	0.09%	0.41%	0.17%	0.21%
Return on average common shareholders' equity	(12.81)%	7.83%	14.14%	9.41%	9.99%

Efficiency ratio GAAP to non-GAAP reconciliation(2):
Non-interest expense	$15,018	$10,265	$7,668	$7,446	$7,305
Less: goodwill impairment	(5,038)	—	—	—	—
Less: net gain (loss) on sales and write-downs of OREO	(1,364)	(145)	(160)	(259)	136
Adjusted non-interest expense (non-GAAP)	$8,616	$10,120	$7,508	$7,187	$7,441

Net interest income	$8,798	$9,538	$10,252	$10,432	$10,560
Non-interest income	2,703	3,722	4,034	2,887	2,750
Less: net gain on sales of securities	—	—	—	(341)	—
Operating revenue	$11,501	$13,260	$14,286	$12,978	$13,310
Efficiency ratio	74.92%	76.32%	52.55%	55.38%	55.91%

(1)	Management uses the return on average common shareholders’ equity in order to review our core operating results and our performance.
(2)

In our judgment, the adjustments made to non-interest expense allow investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

Non-GAAP Financial Measures:	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands, except per share data)
Tangible book value per share and tangible common equity to tangible assets reconciliation(1):
Common equity	$157,046	$164,029	$160,752	$154,724	$150,017
Less: Goodwill	—	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	171	225	286	354	430
Tangible common equity (non-GAAP)	$156,875	$158,766	$155,428	$149,332	$144,549
Common shares outstanding	6,496,790	6,734,132	6,727,908	6,717,908	6,709,254
Tangible book value per share	$24.15	$23.58	$23.10	$22.23	$21.54

Total assets	$1,354,974	$1,378,779	$1,414,964	$1,484,646	$1,491,388
Less: Goodwill	—	5,038	5,038	5,038	5,038
Less: Core deposit intangible, net of amortization	171	225	286	603	701
Tangible assets (non-GAAP)	$1,354,803	$1,373,516	$1,409,640	$1,479,005	$1,485,649
Tangible common equity to tangible assets	11.58%	11.56%	11.03%	10.10%	9.73%

Adverse classified asset ratio(2):
Substandard loans	$71,694	$85,992	$97,239	$109,489	$101,110
Other real estate owned	3,247	5,521	7,252	8,693	5,019
Substandard unused commitments	2,840	2,849	991	1,458	976
Less: Substandard government guarantees	(7,699)	(7,892)	(7,746)	(7,821)	(5,864)
Total adverse classified assets (non-GAAP)	$70,082	$86,470	$97,736	$111,819	$101,241

Total equity (Bank)	$204,089	$204,240	$201,967	$196,036	$191,287
Accumulated other comprehensive loss (gain) on available for sale securities	(5,012)	(2,505)	(3,016)	(2,166)	(436)
Allowance for loan losses	17,547	15,267	15,065	16,258	17,493
Adjusted total equity (non-GAAP)	$216,624	$217,002	$214,016	$210,128	$208,344
Adverse classified asset ratio	32.35%	39.85%	45.67%	53.21%	48.59%

(1)

In our judgment, the adjustments made to book value, equity and assets allow investors to better assess our capital adequacy and net worth by removing the effect of goodwill and intangible assets that are unrelated to our core business.

(2)	The adjustments made to non-performing assets allow management to better assess asset quality and monitor the amount of capital coverage necessary for non-performing assets.